certification

Matthew Osborne , President, and Beth Strong, Treasurer /Principal Accounting Officer of Altegris KKR Commitments Master Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the year ended March 31, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer                          Treasurer/Principal Financial Officer

Altegris KKR Commitments Master Fund                 Altegris KKR Commitments Master Fund

/s/ Matthew Osborne                                                  /s/ Beth Strong

Date: 6/9/17                                                                   Date: 6/9/17

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Altegris KKR Commitments Master Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.